                                                            Page 20 of 24 Pages

                                EXHIBIT 99.A

                           CONSENT TO JOINT FILING

    Presidio Partnership II Corp., Presidio Capital Corp., Wexford Management LLC, Charles E. Davidson, Joseph M. Jacobs, T-Two Partnership Acquisition, L.P. and T-Two Management LLC hereby consent to the joint filing of this Amendment No. 1 to Schedule 13D with respect to the Units of limited partnership interest of Resources Pension Shares 5, L.P. and agree that this Amendment
No. 1 to Schedule 13D is filed on behalf of each of them.

                                          PRESIDIO PARTNERSHIP II CORP.

DATED:  August 6, 1997                   By: /s/ Arthur Amron
                                              --------------------------------
                                               Name: Arthur Amron
                                               Title: Vice President

                                          PRESIDIO CAPITAL CORP.

                                          By:  WEXFORD MANAGEMENT LLC, as Agent

DATED:  August 6, 1997                   By: /s/ Arthur Amron
                                              --------------------------------
                                               Name: Arthur Amron
                                               Title: Senior Vice President

                                          WEXFORD MANAGEMENT LLC

DATED:  August 6, 1997                   By: /s/ Arthur Amron
                                              --------------------------------
                                               Name: Arthur Amron
                                               Title: Senior Vice President

DATED: August 6, 1997                    /s/ Charles E. Davidson
                                          ------------------------------------
                                          Charles E. Davidson


DATED: August 6, 1997                    /s/ Joseph M. Jacobs
                                          ------------------------------------
                                          Joseph M. Jacobs

                                                            Page 21 of 24 Pages

                                          T-TWO PARTNERSHIP ACQUISITION
                                          COMPANY, L.P.

                                          By: T-Two Management LLC, its
                                          general partner

DATED:  August 6, 1997                   By: /s/ Arthur Amron
                                              --------------------------------
                                               Name: Arthur Amron
                                               Title: Vice President

                                          T-TWO MANAGEMENT, LLC

DATED:  August 6, 1997                   By: /s/ Arthur Amron
                                              --------------------------------
                                               Name: Arthur Amron
                                               Title: Vice President

                                                            Page 22 of 24 Pages

                                   APPENDIX A

    The name and principal employment of each of the executive officers and directors of Presidio Partnership II Corp. and Presidio Capital Corp. and the executive officers and members of Wexford Management LLC and T-Two Management LLC are set forth below. All of these person are United States citizens, and have as their business address 411 West Putnam Avenue, Greenwich, Connecticut 06830.

                                      Presidio Partnership II Corp.

                                                                           POSITION WITH PRESIDIO
NAME                                                                        PARTNERSHIP II CORP.
--------------------------------------------------------  --------------------------------------------------------
Robert Holtz                                              President and Director
Jay Maymudes                                              Director, Vice President, Secretary and Treasurer
Mark Plaumann                                             Vice President
Arthur Amron                                              Vice President and Assistant Secretary
Frank Goveia                                              Assistant Secretary

                                          Presidio Capital Corp.

NAME                                                                         POSITION WITH PCC
--------------------------------------------------------  --------------------------------------------------------
Charles E. Davidson                                       Chairman of the Board
Martin L. Edelman                                         Director
Robert Holtz                                              Secretary and Vice President
Joseph M. Jacobs                                          Director, Chief Executive Officer and President
Jay Maymudes                                              Chief Financial Officer, Treasurer and Vice President
Dean J. Takahashi                                         Director
Paul T. Walker                                            Director

                                                            Page 23 of 24 Pages

                                            WEXFORD MANAGEMENT LLC

NAME                                                                       POSITION WITH WEXFORD
--------------------------------------------------------  --------------------------------------------------------
Charles E. Davidson                                       Chairman and Controlling Member
Joseph M. Jacobs                                          President, Managing Member and Controlling Member
Arthur H. Amron                                           Senior Vice President and General Counsel
Robert Holtz                                              Senior Vice President and Assistant Secretary
Jay Maymudes                                              Chief Financial Officer, Treasurer and Senior Vice
                                                          President
Mark Plaumann                                             Senior Vice President


                                                T-TWO MANAGEMENT LLC

                                                                            POSITION WITH T-TWO
NAME                                                                             MANAGEMENT
--------------------------------------------------------  --------------------------------------------------------
Charles E. Davidson                                       Chairman and Managing Member
Joseph M. Jacobs                                          President and Member
Arthur H. Amron                                           Vice President and Assistant Secretary
Robert Holtz                                              Vice President
Jay Maymudes                                              Secretary, Treasurer and Vice President
Mark Plaumann                                             Vice President

PRINCIPAL EMPLOYMENT

    Martin L. Edelman has been a director of PCC since February 1995. Mr. Edelman has been of counsel to Battle Fowler LLP, a New York law firm, since January 1994. Prior to that, he was a partner in such firm. He is a director of Hospitality Franchise Systems, Inc., National Gaming Corporation and numerous private companies.

    Dean J. Takahashi has been a director of PCC since November 1994. Mr. Takahashi is a senior director of investments-endowment management of Yale University. Since 1986,

                                                            Page 24 of 24 Pages

he has been responsible for analysis and recommendations regarding asset allocation and investment policy for Yale's $5.0 billion endowment, $200 million staff pension plan and various life income funds. Mr. Takahashi currently is a director of Smith Offshore Exploration, and an advisory board member of Highland Capital Partners, APEX European Ventures, Summit Ventures and Bai Capital.

    Paul Walker has been a director of PCC since November 1994. Since February 1995, Mr. Walker has been president of Walker, Truesdell & Associates, a financial consulting firm located in New York City.

    Robert Holtz is the president and a director of Presidio Partnership II Corp., a senior vice president and assistant secretary of Wexford, a vice president of T-Two Management. Mr. Holtz has also been a vice president and secretary of PCC since its formation. Mr. Holtz has been a vice president and assistant secretary of Resurgence since its formation.

    Jay L. Maymudes is a director, vice president, secretary and the treasurer of Presidio Partnership II Corp., a vice president, secretary and treasurer of T-Two Management, and has been a vice president, treasurer and chief financial officer of PCC since its formation. Mr. Maymudes has been the chief financial officer and a vice president of Resurgence since July 1994, secretary of Resurgence since January 1995 and assistant secretary from July 1994 to January 1995. Since January 1996, Mr. Maymudes has been the chief financial officer, treasurer and a senior vice president of Wexford.

    Arthur Amron is a vice president and assistant secretary of Presidio Partnership II Corp. and T-Two Management. Since January 1996, Mr. Amron has been senior vice president and general counsel of Wexford. Also, from November 1994 to December 1995, Mr. Amron was the General Counsel and, since March 1995, a vice president of Wexford Management Corp. From 1992 through November 1994, Mr. Amron was an attorney with the law firm of Schulte, Roth & Zabel. Previously, Mr. Amron was an attorney with the law firm of Debevoise & Plimpton.

    Mark Plaumann has served as a director and vice president of PCC since March 1995. Mr. Plaumann has been a senior vice president of Wexford since January 1996. Mr. Plaumann also serves as a vice president of Presidio Partnership II Corp. and T-Two Management. Mr. Plaumann was employed by Alvarez and Marsel, Inc. as a Managing Director from February 1990 through January 1995, by American Healthcare Management Inc. from February 1985 to January 1990 and by Ernst & Young from January 1973 to February 1985.

    Frank Goveia has served as chief operating officer and senior vice president of Wexford since January 1996. Mr. Goveia was associated with Integrated from February 1983 to November 1994, and was a senior vice president since 1990, primarily involved in financial reporting and controls.